EXHIBIT (8)(b)(2)
Amendment No. 2 to Participation Agreement (AllianceBernstein)

[Part Agt - Retail]
AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
BETWEEN ALLIANCEBERNSTEIN INVESTOR SERVICES, INC., ALLIANCEBERNSTEIN
INVESTMENTS, INC. AND
ML LIFE INSURANCE COMPANY OF NEW YORK
     THIS AMENDMENT, effective as of the 1st day of May, 2007, by and among AilianceBernstein Investor Services, Inc. a Delaware company (the ‘“Transfer Agent”), AllianceBernstein Investments, Inc., a Delaware company, (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”);
WITNESSETH:
     WHEREAS, the Transfer Agent, the Underwriter and the Company heretofore entered into a Participation Agreement dated September 16, 2002, (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and
     WHEREAS, the Transfer Agent, the Underwriter and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Transfer Agent, the Underwriter and the Company hereby agree:
1.	Amendment. Schedule B to this Agreement is amended in its entirety and is replaced by the Schedule B attached hereto.

2.	Notices. Article X Notices. is amended to read as follows:
If to the Company:	Barry G. Skolnick, Esq. Senior Vice President and General Counsel Merrill Lynch Life Insurance Company 1700 Merrill Lynch Drive, 3rd Floor Pennington, NJ 08534
3.	Effectiveness. This amended Agreement shall be effective as the date hereof.

4.	Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Transfer Agent, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ALLIANCEBERSTEIN INVESTOR SERVICES, INC.			ML LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Daniel A. Notto		By:	/s/ Kirsty Lieberman

	Name:	Daniel A. Notto		Name:	Kirsty Lieberman
	Title:	Assistant Secretary		Title:	VP / Sr. Counsel
Date: 3/30/07			Date: 4/2/07

ALLIANCEBERSTEIN INVESTMENTS, INC.
By:	/s/ Daniel A. Natto
	Name:	Daniel A. Natto
	Title:	Assistant Secretary
Date: 3/30/07

Schedule B

Designated Portfolios and Class

AllianceBernstein Growth and Income Fund, Inc.	Class A

AllianceBernstein International Value Fund, Inc.	Class A

AllianceBernstein Large Cap Growth Fund, Inc.	Class A

AllianceBernstein Small/Mid Cap Value Fund, Inc.	Class A

AllianceBernstein Value Fund, Inc.	Class A
As of May 1, 2007